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                                                                    EXHIBIT 10.1

                            STERLING CHEMICALS, INC.

            FOURTH AMENDED AND RESTATED KEY EMPLOYEE PROTECTION PLAN

                             PRELIMINARY STATEMENTS

       A. Sterling Chemicals, Inc. is a Delaware corporation and the successor by merger to Sterling Chemicals Holdings, Inc., a Delaware corporation.

       B. The Board (as defined below) has previously adopted that certain Third Amended and Restated Key Employee Protection Plan (the "Existing Plan").

       C. The Board desires to amend the Existing Plan in certain respects and to restate the Existing Plan as so amended in its entirety.

              NOW, THEREFORE, the Existing Plan is hereby amended and restated, effective as of the Effective Date (as defined below), to read in its entirety as follows:

                                    ARTICLE I

                         Definitions and Interpretations

              Section 1.01. Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:

              "Annual Compensation" means, as of the Date of Computation with respect to any Participant, the sum of (a) the highest annual base salary of such Participant in effect at any time during the three-year period ending immediately prior to the Date of Computation plus (b) the Targeted Bonus, if any, of such Participant in effect immediately prior to the Date of Computation.

              "Applicable Multiplier" means (a) with respect to any Existing Participant, the number set forth opposite such Existing Participant's name on Exhibit B attached hereto under the heading "Applicable Multiplier" and (b) with respect to any other Participant, the multiplier specified in the Instrument of Designation executed and delivered by the Company and such Participant in accordance with Section 2.01(b); provided, however, that in no event shall the Applicable Multiplier of any Participant be less than 0.50 (except as provided in Section 2.03) or greater than 3.00.

              "Benefit Plan" means any employee benefit plan (including any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974), program, arrangement or practice maintained, sponsored or provided by the Company or any Subsidiary, including those relating to bonuses, incentive compensation, retirement benefits, stock options, stock ownership or stock awards, healthcare or medical


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       benefits, disability benefits, death benefits, disability, life, accident or travel insurance, sick leave, vacation pay or termination pay.

              "Board" means the Board of Directors of the Company.

              "Change of Control" means the occurrence of any of the following events:

                    (a) the acquisition by any individual, entity or group
              (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than Resurgence Asset Management, L.L.C. and/or any of its or its affiliates' managed funds or accounts ("Resurgence"), of Company securities if, immediately thereafter, such Person is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates; or (B) any acquisition by any corporation pursuant to a transaction that complies with subclauses (c)(i),
              (c)(ii) and (c)(iii) of this definition;

                    (b) the time at which individuals who, immediately following the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director at any time following the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                    (c) consummation of a reorganization, merger, statutory
              share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a disposition of assets by the Company or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including a corporation that, as a result of such transaction, owns the Company or has purchased the Company's assets in a disposition of assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately


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              prior to such Business Combination of the Outstanding Company
              Voting Securities, (ii) no Person (excluding Resurgence or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                    (d) approval by the stockholders or other relevant
              stakeholders of the Company of a complete liquidation or dissolution of the Company.

              "Code" means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

              "Company" means Sterling Chemicals, Inc. and any Successor.

              "Compensation Committee" means the Compensation Committee of the Board.

              "Date of Computation" means the earlier of (a) the date on which an event occurs that results in a Participant terminating his or her employment for Good Reason and (b) the actual date of such Participant's termination by the Company for any reason other than Misconduct or Disability.

              "Disability" means, with respect to any Participant, a physical or mental condition of such Participant that, in the opinion of a licensed physician reasonably acceptable to the Company and such Participant or his or her legal representative, (a) prevents such Participant from being able to perform the services required of him or her as an employee of the Company, (b) has continued for at least 180 days during any period of 12 consecutive months and (c) is reasonably expected to continue.

              "Effective Date" means March 12, 2004.

              "Excise Tax" has the meaning specified in Section 2.05.

              "Existing Participants" means the Participants in this Plan as of the Effective Date, each of whom is listed on Exhibit B attached hereto.

              "Existing Plan" has the meaning specified in the Preliminary Statements.

              "Good Reason" means, with respect to any Participant, any of the following actions or failures to act:


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              (i)   if (but only if) such Participant has an Applicable
                    Multiplier of 2.00 or higher, a material change in such Participant's reporting responsibilities, titles or elected or appointed offices as in effect immediately prior to the effective date of such change, including any change caused by the removal of such Participant from, or the failure to re-elect such Participant to, any material corporate office of the Company held by such Participant immediately prior to such effective date but excluding any such change that occurs in connection with such Participant's death, disability or retirement;

             (ii) if (but only if) such Participant has an Applicable Multiplier of 2.00 or higher, the assignment to such Participant of duties and/or responsibilities that are materially inconsistent with such Participant's status, positions, duties, responsibilities and functions with the Company immediately prior to the effective date of such assignment;

            (iii) a material reduction by the Company in such Participant's total compensation in effect immediately prior to the effective date of such reduction;

             (iv) the failure of the Company to maintain employee benefit plans, programs, arrangements and practices entitling such Participant to benefits that, in the aggregate, are at least as favorable to such Participant as those available to such Participant under the Benefit Plans in which he or she was a participant immediately prior to the effective date of such failure: provided, however, that the amendment, modification or discontinuance of any or all such employee benefit plans, programs, arrangements or practices by the Company shall not constitute "Good Reason" hereunder if such amendment, modification or discontinuance applies generally to the Company's salaried work force and does not single out such Participant for disparate treatment;

              (v) any change of more than 75 miles (or, in the case of any Participant for whom the Compensation Committee has approved a shorter distance, such shorter distance) in the location of the principal place of employment of such Participant immediately prior to the effective date of such change;

             (vi) any purported termination of such Participant's employment for Misconduct or Disability not in accordance with the provisions of Section 3.02; or

            (vii) any purported termination of such Participant's participation in this Plan not in accordance with the provisions of Section 2.01(c).

       For purposes of this definition, none of the actions described in clauses
       (i) through (iii) above shall constitute a Good Reason with respect to any Participant if it was an isolated and inadvertent action not taken in bad faith by the Company and if it is remedied by the Company promptly after receipt of notice thereof given by such Participant. For purposes of this definition, any action or failure to act described in clauses (i) through (viii) above shall cease to be a Good Reason with respect to any Participant on the date which is 90


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       days after such Participant acquires actual knowledge of such action or failure to act unless, prior to such date, such Participant gives a Termination Notice pursuant to Section 3.01. In the event of any dispute between the Company, on the one hand, and any Participant, on the other hand, with respect to the amount of total compensation of such Participant for purposes of clause (iii) above or the aggregate value or level of any of such Participant's benefits for purposes of clause (iv) above, the Company and such Participant shall use their best efforts to resolve such dispute themselves. If they are unable to resolve the dispute within 15 business days, Deloitte & Touche L.L.P., or such other nationally recognized accounting firm or employee benefits firm acceptable to the Company and such Participant, shall be engaged by the Company to make its own determination with respect to the dispute and the determination by such firm shall be final and binding on the Company (including the Compensation Committee) and such Participant. If any firm is engaged with respect to any dispute as aforesaid, (A) such firm shall be instructed to make its determination as soon as practicable and to use such materiality standard as such firm may determine to be reasonable under the circumstances and (B) the disputants shall provide such firm with all books, records and other information relevant to such dispute as such firm may reasonably request. No firm engaged as aforesaid shall be liable or responsible to the Company (including the Compensation Committee) or any Participant for any determination made by such firm in good faith.

              "Gross-Up Payment" has the meaning specified in Section 2.05.

              "Misconduct" means, with respect to any Participant:

              (a) the commission by such Participant of acts of dishonesty or gross misconduct which are demonstrably injurious to the Company (monetarily or otherwise) in any material respect;

              (b) the failure of such Participant to observe and comply in all material respects with the Company's published policies relating to alcohol and drugs, harassment or compliance with applicable laws;

              (c) the failure of such Participant to observe and comply with any other lawful published policy of the Company, but, in the case of any such failure that is capable of being remedied, only if such failure shall have continued unremedied for more than 30 days after written notice thereof is given to such Participant by the Company;

              (d) the willful failure of such Participant to observe and comply with all lawful and ethical directions and instructions of the Board or the Chief Executive Officer of the Company;

              (e) the refusal or willful failure of such Participant to perform, in any material respect, his or her duties with the Company, but only if such failure was not caused by disability or incapacity and shall have continued unremedied for more


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                    than 30 days after written notice thereof is given to such
                    Participant by the Company;

              (f)   the conviction of such Participant for a felony offense; or

              (g) any willful conduct on the part of such Participant that prejudices, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large, but only if such Participant knew, or should have known, that such conduct could have such result.

       For purposes of clauses (d), (e) and (g) above, no act or failure to act on the part of any Participant shall be considered "willful" if such act or failure to act was done or omitted to be done by such Participant in good faith and with the reasonable belief that such Participant's action or omission was in the best interest of the Company. In case of any dispute regarding whether or not any conduct by a Participant meets any of the standards set forth in clauses (a) through (g) above, the burden of proof shall rest with the Company.

              "Participants" means, except as otherwise provided in Section 2.01(c), the Existing Participants and those employees of the Company or any Subsidiary who are from time to time designated by the Compensation Committee as Participants in accordance with Section 2.01(b).

              "Plan" means this Fourth Amended and Restated Key Employee Protection Plan, as amended, supplemented or modified from time to time in accordance with its terms.

              "Protection Period" means (a) with respect to any Participant having an Applicable Multiplier that is greater than or equal to 1.5, the period commencing 180 days prior to the date on which the relevant Change of Control occurs and ending two years after the date on which such Change of Control occurs, and (b) with respect to any Participant having an Applicable Multiplier that is less than 1.5, the period commencing 180 days prior to the date on which the relevant Change of Control occurs and ending 18 months after the date on which such Change of Control occurs.

              "Severance Amount" has the meaning specified in Section
       2.02(a)(i).

              "Subsidiary" means any corporation, limited partnership, general partnership, limited liability company or other form of entity, a majority of any class of voting stock or other voting rights of which is owned, directly or indirectly, by the Company.

              "Successor" means a successor to all or substantially all of the capital stock, business, operations or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise).

              "Targeted Bonus" means, with respect to any Participant, the amount determined by multiplying (a) the annual base salary of such Participant in effect immediately prior to the


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       Date of Computation times (b) such Participant's Bonus Percentage, if any, in effect at the "Target Payout Level" (i.e., 1x level) on the Date of Computation under the Company's bonus plan for salaried employees.

              "Termination Date" means, with respect to any Participant, the termination date specified in the Termination Notice delivered by such Participant to the Company in accordance with Section 3.01 or the actual date of termination of such Participant's employment by the Company for any reason other than Misconduct or Disability, as applicable.

              "Termination Notice" means, as appropriate, (a) a notice from a Participant to the Company purporting to terminate such Participant's employment for Good Reason in accordance with Section 3.01 or (b) a notice from the Company to a Participant purporting to terminate such Participant's employment for Misconduct or Disability in accordance with
       Section 3.02.

              "Triggering Payment" has the meaning specified in Section 2.05.

              Section 1.02. Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                   ARTICLE II

                            Eligibility and Benefits

              Section 2.01. Eligible Employees. (a) This Plan is only for the benefit of Participants, and no other employees or personnel shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.

              (b) In addition to the Existing Participants, the Compensation Committee shall be authorized from time to time after the Effective Date to designate one or more employees of the Company as Participants. Each such designation shall be evidenced by an Instrument of Designation signed by the Company and such Participant substantially in the form of Exhibit A hereto. Each such Instrument of Designation, and the designation evidenced thereby, shall be binding on the Company.

              (c) In the event that the Compensation Committee determines in good faith that any Participant is no longer a key employee of the Company and thus should not continue to participate in this Plan, the Compensation Committee shall be permitted, subject to the limitations set forth below, to terminate such Participant's participation in this Plan on such date as shall be specified in a written notice delivered to such Participant not less than 60 days prior to


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the date so specified, which notice shall state that it is a termination notice given pursuant to this Section 2.01(c). Upon the effective date of such termination, such Participant shall cease to be a Participant and, accordingly, such Participant shall no longer be entitled to receive any rights or benefits hereunder; provided, however, that such termination shall not affect the rights or benefits of such Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or the rights or benefits of such Participant or the obligations of the Company accruing under this Plan after the effective date of such termination on account of any Change of Control that occurred on or before such effective date or that occurs within 180 days after such effective date. Notwithstanding the foregoing, the Compensation Committee shall not be permitted to terminate any Participant's participation in this Plan unless the sole reason therefor is that, in the good faith opinion of the Compensation Committee, such Participant has ceased to be a key employee of the Company and thus should not continue to participate in this Plan. Without limitation of the foregoing, the Compensation Committee may not terminate any Participant's participation in this Plan if such termination is directly or indirectly related to, connected with, in anticipation of, in furtherance of, pursuant to the terms of or during the pendency of any Change of Control or is for the purpose of directly or indirectly encouraging or facilitating a Change of Control. In case of any dispute regarding whether or not any purported termination of any Participant's participation in this Plan is permitted by, or satisfies any of the requirements of, this paragraph (c), the burden of proof shall rest with the Company.

              Section 2.02. Description of Benefits Triggered by Termination During the Protection Period. (a) Each Participant shall be entitled to receive the benefits described below if a Change of Control occurs and if, during the Protection Period for such Participant, either such Participant terminates or has terminated his or her employment for Good Reason in accordance with Section
3.01 or the Company terminates or has terminated such Participant's employment for any reason other than Misconduct or Disability in accordance with Section 3.02:

              (i) subject to paragraph (c) below, the Company shall pay to such Participant, within 30 days after such Participant's Termination Date or, in the event that such Participant's Termination Date occurred within the 180-day period immediately preceding the occurrence of a Change of Control, within 30 days after such Change of Control, a lump sum cash payment equal to the sum of (A) an amount (the "Severance Amount") equal to (subject to Section 2.04(b)) such Participant's Annual Compensation as of the applicable Date of Computation times such Participant's Applicable Multiplier as of the applicable Date of Computation, plus (B) all unused vacation time accrued by such Participant as of such Participant's Termination Date under the Company's vacation policy, plus (C) all accrued but unpaid compensation earned by such Participant as of such Participant's Termination Date, plus (D) all unpaid vested benefits earned or accrued by such Participant as of such Participant's Termination Date under any Benefit Plan (other than a "qualified plan" within the meaning of section 401(a) of the Code) in effect immediately prior to the date on which the Change of Control occurs; provided, however, that (x) any amounts payable to any Participant pursuant to this clause (i) shall be reduced by an amount equal to the aggregate amount previously paid to such Participant by the Company as severance (including payments previously made by the Company pursuant to this Section 2.02(a)(i) or Section 2.03) and (y) if a Participant becomes entitled to benefits under this Plan with respect to the Change of Control that occurred on December 19, 2002,


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       such Participant's Severance Amount due in respect of such Change in
       Control shall be equal to the greater of (1) the amount which would have been payable to the Participant under the Existing Plan or (2) the amount which would be payable to such Participant pursuant to Section 2.03, determined as if such Change of Control had not occurred.

             (ii) for a period of 24 months (including 18 months of COBRA coverage) following such Participant's Termination Date (including any period during which such Participant was covered by such plans and programs pursuant to Section 2.03), such Participant shall continue to be covered by all life, health care, medical and dental insurance plans and programs (excluding disability) of the Company by which he or she was covered on his or her Termination Date notwithstanding any subsequent termination or amendment of any such plan or programs and notwithstanding any eligibility provisions thereof to the contrary, provided that (A) such Participant makes a timely COBRA election following such Participant's Termination Date and (B) such Participant pays the regular employee premium required by such plans and programs or by COBRA, as the case may be.

              (b) No Participant shall be entitled to receive any of the benefits described in this Section 2.02 on account of any Change of Control unless (i) such Change of Control occurred (A) while such Participant was employed by the Company or (B) within 180 days after such Participant's Termination Date and (ii) either such Participant terminates or has terminated his or her employment for Good Reason in accordance with Section 3.01 or the Company terminates or has terminated such Participant's employment for any reason other than Misconduct or Disability in accordance with Section 3.02, in each case, during the Protection Period for such Participant.

              (c) Notwithstanding anything to the contrary contained in this
Section 2.02, if a Participant who has an Applicable Multiplier of 2.00 or higher is entitled to receive a Severance Amount pursuant to Section 2.02(a), up to 50% of the Severance Amount paid to such Participant shall be subject to repayment by such Participant if, within one year after the date of termination of such Participant's employment with the Company, such Participant owns, manages, operates or controls (or joins in the ownership, management, operation or control of), or becomes employed by or connected in any manner with, any business engaged in the manufacture or sale of styrene, acrylonitrile or acetic acid anywhere in the world (each, a "Competitive Position"). In the event that a Participant is required to repay any portion of his or her Severance Amount pursuant to this paragraph (c), such portion shall be determined by multiplying 50% of his or her Severance Amount by a fraction, the numerator of which is the number of days from the date such Participant begins in such Competitive Position until the first anniversary of the date of termination of such Participant's employment with the Company, and the denominator of which is 365. This paragraph (c) shall not be applicable to any Severance Amount paid to a Participant pursuant to Section 2.03 unless such Severance Amount is later increased due to the subsequent occurrence of a Change of Control within the relevant Participant's Protection Period to the Severance Amount determined by using 100% of such Participant's Applicable Multiplier.

              Section 2.03. Description of Benefits Triggered by Termination Outside the Protection Period. If any Participant terminates his or her employment for Good Reason in accordance with Section 3.01 or the Company terminates such Participant's employment for any

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reason other than Misconduct or Disability in accordance with Section 3.02, and such termination does not occur within such Participant's Protection Period, then such Participant shall be entitled to receive, and the Company shall be obligated to pay and provide, all the benefits described in Section 2.02 to the same extent as if a Change of Control had occurred on the date which is 60 days prior to the relevant Termination Date; provided, however, that, for purposes of calculating the Severance Amount payable to such Participant under this Section 2.03, the Applicable Multiplier of such Participant shall be reduced by 50%. In the case of each termination of employment covered by this Section 2.03, a Change of Control shall be deemed to have occurred on the date which is 60 days prior to the relevant Termination Date and, accordingly, all other provisions of this Plan shall be construed as if a Change of Control had actually occurred on such date.

              Section 2.04. Additional Provisions Relating to Benefits under Sections 2.02 and 2.03. (a) Anything in this Plan to the contrary notwithstanding, the Company's obligation to continue the benefits described in
Section 2.02(a)(ii) for any Participant shall cease if and when such Participant becomes employed, on a full-time basis, by a third party which provides such Participant with substantially similar benefits.

              (b) Notwithstanding anything to the contrary contained in this Plan, the Severance Amount payable to any Participant under this Plan shall be reduced by the aggregate amount of all separation, severance or termination payments due to such Participant under (i) any Benefit Plan (other than this Plan), (ii) any agreement between such Participant and the Company or (ii) any applicable law, statute, rule, regulation, order or decree (or other pronouncement having the effect of law) of any nation or governmental authority.

              Section 2.05. Certain Additional Payments by the Company. Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution to or for the benefit of any Participant under this Plan ("Triggering Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, being collectively referred to below as the "Excise Tax"), then such Participant shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount such that after payment by such Participant of all taxes (including any interest or penalties imposed with respect to such taxes) including any Excise Tax imposed on the Gross-Up Payment, such Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Triggering Payment. Notwithstanding the foregoing, in no event shall any Participant be entitled to receive a Gross-Up Payment greater than 25% of such Participant's Annual Compensation. All determinations required to be made under this Section 2.05 with respect to a particular Participant shall be made by the independent accounting firm then retained by the Company in the ordinary course of business (which firm shall provide detailed supporting calculations to the Company and such Participant) and such determination shall be final and binding on the Company (including the Compensation Committee) and all Participants.

              Section 2.06. Cost of Plan; Plan Unfunded; Participant's Rights Unsecured. The entire cost of this Plan shall be borne by the Company, and no contributions shall be required of the Participants. The Company shall not be required to establish any special or separate fund or

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make any other segregation of funds or assets to assure the payment of any benefit hereunder. The right of any Participant to receive the benefits provided for herein shall be an unsecured claim against the general assets of the Company.

                                   ARTICLE III

                               Termination Notices

              Section 3.01. Termination Notices from Participants. For purposes of this Plan, in order for any Participant to terminate his or her employment for Good Reason, such Participant must give a written notice of termination to the Company, which notice shall (a) be in writing and signed by such Participant, (b) specify the termination date, (c) state that the termination is for a Good Reason and (d) set forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason. Any Termination Notice given by a Participant that is not in compliance, in all material respects, with the foregoing requirements shall be invalid and ineffective for purposes of this Plan. If the Company receives from any Participant a Termination Notice that it believes is invalid and ineffective as aforesaid, it shall promptly notify such Participant of such belief and the reasons therefor.

              Section 3.02. Termination Notices from Company. For purposes of this Plan, in order for the Company to terminate any Participant's employment for Misconduct, the Company must give a written notice of termination to such Participant, which notice shall (a) specify the termination date, (b) state that the termination is for Misconduct and (c) set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination for Misconduct. For purposes of this Plan, in order for the Company to terminate any Participant's employment for Disability, the Company must give a written notice of termination to such Participant, which notice shall (i) specify the termination date, (ii) state that the termination is for Disability and (iii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination for Disability. Any Termination Notice given by the Company that is not in compliance, in all material respects, with the foregoing requirements shall be invalid and ineffective for purposes of this Plan. Any Termination Notice purported to be given by the Company to any Participant after the death or retirement of such Participant shall be invalid and ineffective.

                                   ARTICLE IV

                               Dispute Resolution

              Section 4.01. Negotiation. Subject to Section 4.03, in case a dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant) and the Company (including the Compensation Committee) relating to or arising out of this Plan, either disputant may give written notice to the other disputant ("Dispute Notice") that it wishes to resolve such dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such dispute or controversy. If the dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice, subject to Section 4.03, either disputant may initiate arbitration of the matter as provided in

Section 4.02. All negotiations pursuant to this Section 4.01 shall be held at the Company's principal offices in Houston, Texas (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

              Section 4.02. Arbitration. Subject to Section 4.03, any dispute or controversy arising out of or relating to this Plan which has not been resolved by negotiations in accordance with Section 4.01 within 30 days of the effective date of the Dispute Notice shall, upon the written request of either disputant, be finally settled by arbitration conducted expeditiously in accordance with the labor arbitration rules of the American Arbitration Association. The arbitrator shall be not empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages. The arbitrator's decision shall be final and legally binding on the disputants and their successors and assigns. The fees and expenses of the arbitrator shall be borne solely by the prevailing disputant or, in the event there is no clear prevailing disputant, as the arbitrator deems appropriate. All arbitration conferences and hearings shall be held in Houston, Texas.

              Section 4.03. Exclusivity, etc. The dispute resolution procedures set forth in Sections 4.01 and 4.02 shall not apply to any matter which, by the express provisions of this Plan, is to be finally determined by the Compensation Committee or by an accounting firm or employee benefits firm. No legal action may be brought with respect to this Plan except for the purpose of specifically enforcing the provisions of this Article IV or for the purpose of enforcing any arbitration award made pursuant to Section 4.02.

                                    ARTICLE V

                            Miscellaneous Provisions

              Section 5.01. Cumulative Benefits. Except as provided in Section 2.04(b), the rights and benefits provided to any Participant under this Plan are cumulative of, and are in addition to, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company.

              Section 5.02. No Mitigation. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking or accepting other employment following a termination of his or her employment with the Company or otherwise. The amount of any payment provided for in this Plan shall not be reduced by any compensation or benefit earned by a Participant as the result of employment by another employer or by retirement benefits. The Company's obligations to make payments to any Participant required under this Plan shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against such Participant.

              Section 5.03. Amendment and Termination. (a) The Board shall be entitled to terminate this Plan at any time and for any reason; provided, however, that in no event shall such termination become effective with respect to any Participant prior to 90 days after notice of such termination is given to such Participant.

              (b) The Board shall be entitled to amend this Plan at any time and for any reason; provided, however, that no amendment that would effectively reduce, alter, suspend or otherwise impair or prejudice the rights and benefits (whether accrued or unaccrued) of any Participant in any material respect (a "Material Amendment") shall become effective with respect to any Participant prior to 90 days after notice of such amendment is given to such Participant. For purposes of this paragraph (b), the termination of a Participant's participation in this Plan in accordance with Section 2.01(c) shall not be deemed to be an amendment of this Plan.

              (c) Notwithstanding the foregoing, no termination of this Plan and no Material Amendment shall be effective with respect to, binding upon or reduce any benefits payable hereunder to any person who at the time is a Participant if such termination or Material Amendment is (i) directly or indirectly related to, connected with, in anticipation of, in furtherance of, pursuant to the terms of or during the pendency of any Change of Control or is for the purpose of directly or indirectly encouraging or facilitating a Change of Control or (ii) made on, after or within 180 days prior to the date of any Change of Control.

              (d) No termination or amendment of this Plan shall affect the rights or benefits of any Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or amendment or any of the rights or benefits of such Participant or the obligations of the Company accruing under this Plan after the effective date of such termination or amendment on account of any Change of Control that occurred prior to such effective date or within 180 days after such effective date. If any Participant shall become entitled to benefits under this Plan during the term of this Plan, then, notwithstanding the termination or amendment of this Plan, the benefits payable hereunder to such Participant shall be paid in full.

              (e) In case of any dispute regarding whether or not any purported termination or amendment of this Plan is permitted by, or satisfies any of the requirements of, this Section 5.03, the burden of proof shall rest with the Company.

              Section 5.04. Enforceability. The provisions of this Plan (a) are for the benefit of, and may be enforced directly by, each Participant the same as if the provisions of this Plan were set forth in their entirety in a written instrument executed and delivered by the Company and such Participant and (b) constitute a continuing offer to all present and future Participants. The Company, by its adoption of this Plan, (i) acknowledges and agrees that each present and future Participant has relied upon and will continue to rely upon the provisions of this Plan in becoming, and serving as, an employee of the Company, (ii) waives reliance upon, and all notices of acceptance of, this Plan by the Participants and (iii) acknowledges and agrees that no present or future Participant shall be prejudiced in his or her right to enforce directly the provisions of this Plan in accordance with its terms by any act or failure to act on the part of the Company.

              Section 5.05. Administration. (a) The Compensation Committee shall have full and final authority to make determinations with respect to the administration of this Plan, to construe and interpret its provisions and to take all other actions deemed necessary or advisable for the proper administration of this Plan, but such authority shall be subject to the provisions of this

Plan. No discretionary action by the Compensation Committee shall amend or supersede the express provisions of this Plan.

              (b) The members of the Compensation Committee shall receive no additional compensation for their services relating to this Plan. Any expenses properly incurred by the Compensation Committee incident to this Plan, including the cost of any bond required by applicable law, shall be paid by the Company.

              (c) The Company shall indemnify and hold harmless each member of the Compensation Committee against and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission of such member acting in good faith in the performance of such functions or responsibilities. Expenses against which such member shall be indemnified hereunder shall include the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

              Section 5.06. Release of Claims. As a condition to receipt of the benefits under this Plan, a Participant will be required to sign an agreement, to be prepared by the Company, in which he or she releases the Company and its successors, assigns, divisions, subsidiaries, representatives, agents, officers, directors, stockholders and employees from any claims, demands and causes of action relating to or arising out of the termination of his or her employment with the Company, including any statutory claims under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Civil Rights Acts of 1964 and 1991 and the Texas Commission on Human Rights Act.

              Section 5.07. Assignability. The Company shall have the right to assign this Plan and to delegate its duties and obligations hereunder; provided, however, that no such assignment or delegation shall relieve or discharge the Company of or from any of its obligations under this Plan. Unless otherwise approved by the Compensation Committee, no Participant shall transfer or assign any of his or her rights under this Plan except by will or the laws of descent and distribution.

              Section 5.08. Consolidations, Mergers, Etc. The Company will require any person, firm or entity which becomes its Successor to expressly assume and agree to perform this Plan in writing, in the same manner and to the same extent that the Company would be required to perform hereunder if no such succession had taken place.

              Section 5.09. Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant's estate.

              Section 5.10. Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed as follows: (a) if to the Company or any Subsidiary, at the Company's principal office address or such other address as the Company may have designated by written notice to all Participants for purposes hereof, directed to the attention of the General Counsel, and (b) if to any Participant, at his or her residence address on the records of the Company or to such other address as he or she may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.

              Section 5.11. Tax Withholdings. The Company shall have the right to deduct from any payment hereunder all taxes (federal, state or other) that it is required to withhold therefrom.

              Section 5.12. No Employment Rights Conferred. Nothing contained in this Plan shall (a) confer upon any Participant any right with respect to continuation of employment with the Company or (b) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant's employment at any time.

              Section 5.13. Governing Law. This Plan shall be governed in accordance with the laws of the State of Texas and applicable federal law.

              IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan by the Board, the Company has caused this Plan to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of the Effective Date.

                                       STERLING CHEMICALS, INC.



                                       By:
                                           -------------------------------------
                                       Printed Name:
                                                     ---------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT A

                            STERLING CHEMICALS, INC.

                            Instrument of Designation

              THIS INSTRUMENT OF DESIGNATION is intended to evidence the designation by the Compensation Committee of the Board of Directors of Sterling Chemicals, Inc., a Delaware corporation (the "Corporation"), of the undersigned employee as a "Participant" within the meaning of that certain Fourth Amended and Restated Key Employee Protection Plan of the Corporation, with an Applicable Multiplier (as defined therein) of _____________.

              IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Instrument of Designation effective as of the date set forth below.

Dated:                                   STERLING CHEMICALS, INC.
       -------------------


                                         By:
                                             -----------------------------------
                                         Printed Name:
                                                       -------------------------
                                         Title:
                                               ---------------------------------


EMPLOYEE:



---------------------------------------
Printed Name:
             --------------------------

                                    EXHIBIT B

                      Participants as of the Effective Date

                  Name                           Applicable Multiplier
       Richard K. Crump                                   2.75
       Paul G. Vanderhoven                                2.00
       Kenneth M. Hale                                    2.00
       John Beaver                                        1.00
       Eugene Kenyon                                      2.00
       Wayne R. Parker                                    2.00
       John S. Land                                       1.00
       Paul C. Rostek                                     1.00
       Robert W. Fransham                                 1.00
       Daniel R. Withers                                  1.00
       Walter B. Treybig                                  2.00


                                      B-i